CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No 333-181461 on Form S-8 of NiSource Inc., of our report dated March 26, 2015, appearing in this Annual Report on Form 11-K of the NiSource Inc. Employee Stock Purchase Plan for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
Indianapolis, Indiana
March 26, 2015